UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2019 (July 12, 2019)

Apollo Investment Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,
New York, NY 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AINV	NASDAQ Global Select Market
6.875% Senior Notes due 2043	AIY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.

On July 12, 2019, Apollo Investment Corporation notified U.S. Bank National Association, the trustee (the “Trustee”) for the Company’s 6.875% Senior Notes due 2043 (the “Notes”), of the Company’s election to redeem the $150,000,000 aggregate principal amount of the Notes outstanding, and instructed the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes. The Company expects the redemption to be completed on August 12, 2019. Following the redemption, none of the Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Chief Legal Officer & Secretary
Date: July 12, 2019